CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS

International Wood Corporation
8833 Sunset Blvd. # 200
West Hollywood, Calif. 90069

We hereby consent to the incorporation by reference in the Form 10-K constituting a part of this Report our report dated August 29, 2000, relating to the financial statements for the years ended December
31, 1998 and 1997.

/s/ Holyfield Associates, PA
Holyfield Associates, PA
West Palm Beach, Florida
September 18, 2000